As filed with the Securities and Exchange Commission on September 30, 2015

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	65-1005398
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

1800 2nd Street, Suite 970

Sarasota, FL 34236

(Address of principal executive offices, including zip code)

Uniroyal Global Engineered Products, Inc.

2015 Stock Option Plan

(Full title of the plan)

Oliver J. Janney

Secretary and General Counsel

Uniroyal Global Engineered Products, Inc.

1800 2nd Street, Suite 970

Sarasota, FL 34236

(Name and address of agent for service)

(941) 906-8580

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, Par Value $0.001	1,000,000	$2.25	$2,250,000	$261.45

____________

(1)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h)(1) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average high and low sales prices for such common stock on September 28, 2015, as reported on the NASD.OTC.QB.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows Uniroyal Global Engineered Products, Inc. (the “Company”) to “incorporate by reference” in this Registration Statement the information in the documents that the Company files with the Commission, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Registration Statement. The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:

•	The Annual report on Form 10-K of the Company for the fiscal year ended December 31, 2014, filed with the Commission on March 30, 2015;
•	Amendment Number 1 to the Annual Report on 10-K/A of the Company for the fiscal year ended December 31, 2014, filed with the Commission on April 30, 2015;
•	The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended April 5, 2015, filed with the Commission on May 4, 2015;
•	The Current Report on Form 8-K/A filed by the Company with the Commission on January 20, 2015;
•	The Current Report on Form 8-K filed by the Company with the Commission on April 30, 2015;
•	The Current Report on Form 8-K filed by the Company with the Commission on May 4, 2015;
•	The Current Report on Form 8-K filed by the Company with the Commission on July 1, 2015;
•	The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended July 5, 2015, filed with the Commission on August 5, 2015;
•	The Current Report on Form 8-K filed by the Company with the Commission on August 5, 2015;
•	The Current Report on Form 8-K filed by the Company with the Commission on September 2, 2015; and
•	The description of the Company’s common stock contained in the registration statement on Form 10-SB filed with the Commission on November 8, 2002 and all amendments and reports filed for the purpose of updating that description.

All documents that may be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities then remaining unsold, also shall be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents. Information furnished to the Commission by the Company under any Current Report on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities

Not Applicable

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Item 5. Interests of Named Experts and Counsel.

The opinion of Oliver J. Janney, General Counsel of the Registrant, addressing certain legal matters, is attached hereto as Exhibit 5.1. Mr. Janney is a participant in the Plan and, subject to the terms of the plan, is eligible to receive awards under the Plan.

Item 6. Indemnification of Directors and Officers.

Nevada Law

Section 78.7502 of Nevada Revised Statutes provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

Section 78.7502.2 further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only the extent that, the court in which the action is brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent that a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to above, Section 78.7502.3 provides that he is entitled to be indemnified against his reasonable expenses incurred in connection with such suit, action or proceeding.

Nevada Revised Statutes Section 78.751 provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.7502.2, may be made only as authorized in the specific case upon a determination by the stockholders or the directors that the indemnification of the director, officer, employee or agent is proper in the circumstances.

Nevada Revised Statutes Section 78.751.2 provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Amended and Restated Articles of Incorporation

The Company’s Amended and Restated Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, provided that such provision does not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or payment of dividends in violation of Section 78.300 of Nevada Revised Statutes.

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Amended and Restated Bylaws

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that a director of the Company shall not be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director except for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or for any matter in respect of which a director may be liable under Section 78.300 of Nevada Revised Statutes or for any transaction from which the director shall have derived an improper personal benefit. The Bylaws further provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law and that the Company may adopt bylaws or enter into agreement with any such person with the purpose for providing for such indemnification.

In addition, the Company’s Bylaws provide that, to the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph or in defense of any claim, issue or matter in such action suit or proceeding, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Company’s Bylaws further provide that expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that such director or officer is not entitled to be indemnified against such expenses.

Insurance

Under the terms of the Company’s directors’ and officers’ liability insurance policy, the Company’ directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

4.1	Amended and Restated Articles of Incorporation of Uniroyal Global Engineered Products, Inc. (incorporated by reference to Exhibit 3.1 to Uniroyal Global Engineered Products, Inc.’s Current Report on Form 8-K filed July 16, 2015).

4.2	Amended and Restated Bylaws of Invisa, Inc. (incorporated by reference to Exhibit 3.2 to Uniroyal Global Engineered Products, Inc.’s Annual Report on Form 10-K filed March 30, 2015).

4.3	Uniroyal Global Engineered Products, Inc. 2015 Stock Option Plan (incorporated by reference to Exhibit 4.1 to Uniroyal Global Engineered Products, Inc.’s Quarterly Report on Form 10-Q filed August 5, 2015).

5.1	Opinion of Oliver J. Janney, General Counsel of Uniroyal Global Engineered Products, Inc., regarding the legality of the shares being registered.

23.1	Consent of Frazier & Deeter, LLP

23.2	Consent of Kingery & Crouse, P.A.

23.3	Consent of KPMG LLP

23.4	Consent of KPMG LLP

23.5	Consent of Baker Tilly Virchow Krause, LLP

23.6	Consent of Oliver J. Janney (included in Exhibit 5.1)

24.1	Powers of Attorney (included on Signature Page)

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Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs 1.i and 1.ii do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy (as expressed in the Securities Act) and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will (unless in the opinion of its counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on September 30, 2015.

UNIROYAL GLOBAL ENGINEERED PRODUCTS, INC.

By: /s/ Howard R. Curd
Howard R. Curd Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Howard R. Curd and Edmund C. King, and each of them, their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, each with the power to act alone, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard R. Curd	Co-Chairman, Chief Executive Officer and Director	September 30, 2015
Howard R. Curd

/s/ Edmund C. King	Co-Chairman, Chief Financial Officer and Director	September 30, 2015
Edmund C. King

/s/ John E. Scates	Director	September 30, 2015
John E. Scates

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EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation of Uniroyal Global Engineered Products, Inc. (incorporated by reference to Exhibit 3.1 to Uniroyal Global Engineered Products, Inc.’s Current Report on Form 8-K filed July 16, 2015).

4.2	Amended and Restated Bylaws of Invisa, Inc. (incorporated by reference to Exhibit 3.2 to Uniroyal Global Engineered Products, Inc.’s Annual Report on Form 10-K filed March 30, 2015).

4.3	Uniroyal Global Engineered Products, Inc. 2015 Stock Option Plan (incorporated by reference to Exhibit 4.1 to Uniroyal Global Engineered Products, Inc.’s Quarterly Report on Form 10-Q filed August 5, 2015).

5.1	Opinion of Oliver J. Janney, General Counsel of Uniroyal Global Engineered Products, Inc., regarding the legality of the shares being registered.

23.1	Consent of Frazier & Deeter, LLP

23.2	Consent of Kingery & Crouse, P.A.

23.3	Consent of KPMG LLP

23.4	Consent of KPMG LLP

23.5	Consent of Baker Tilly Virchow Krause, LLP

23.6	Consent of Oliver J. Janney (included in Exhibit 5.1)

24.1	Powers of Attorney (included on Signature Page)

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